UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
Form 8-K
Current Report
_____________________________

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 30, 2019
Date of Report (Date of earliest event reported)

BB&T Corporation
(Exact name of registrant as specified in its charter)
_____________________________

North Carolina	1-10853	56-0939887
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem,	North Carolina	27101
(Address of principal executive offices)		(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)
_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $5 par value	BBT	New York Stock Exchange
Depositary Shares of Series D Non-Cumulative Perpetual Preferred Stock (1)	BBT PrD	New York Stock Exchange
Depositary Shares of Series E Non-Cumulative Perpetual Preferred Stock (1)	BBT PrE	New York Stock Exchange
Depositary Shares of Series F Non-Cumulative Perpetual Preferred Stock (1)	BBT PrF	New York Stock Exchange
Depositary Shares of Series G Non-Cumulative Perpetual Preferred Stock (1)	BBT PrG	New York Stock Exchange
Depositary Shares of Series H Non-Cumulative Perpetual Preferred Stock (1)	BBT PrH	New York Stock Exchange
(1) Each depositary share represents a 1/1,000th interest in a share of the respective series of preferred stock

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	Submission of Matters to a Vote of Security Holders

Special Meeting of Shareholders

On July 30, 2019, BB&T Corporation ("BB&T") held a special meeting of shareholders (the "BB&T special meeting"). At the BB&T special meeting, shareholders voted on the following matters: (1) approval of the Agreement and Plan of Merger, dated as of February 7, 2019 and amended as of June 14, 2019, entered into by and between SunTrust Banks, Inc. and BB&T (the "BB&T merger proposal"); (2) approval of an amendment to BB&T's articles of incorporation to effect the name change of BB&T to "Truist Financial Corporation" effective only upon the completion of the merger (the "BB&T name change proposal"); and (3) approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the BB&T merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of BB&T common stock (the "BB&T adjournment proposal").

A total of 694,075,193 shares of BB&T common stock were present or represented by proxy at the meeting. This represented approximately 90.6% of the shares of BB&T common stock that were outstanding and entitled to vote at the BB&T special meeting, constituting a quorum for all matters to be presented at the BB&T special meeting.

The proposals listed above are described in detail in the joint proxy statement/prospectus filed by BB&T with the Securities and Exchange Commission on June 19, 2019. The results of the shareholders' votes are reported below:

Proposal 1: BB&T Merger Proposal

With respect to the BB&T merger proposal, the votes were as follows:

Votes FOR	Votes AGAINST	Abstentions
579,416,244	6,509,522	2,748,813

There were 105,394,956 broker non-votes on this proposal.

Proposal 2: BB&T Name Change Proposal

With respect to the BB&T name change proposal:

Votes FOR	Votes AGAINST	Abstentions
662,069,700	26,854,992	5,149,344

There were no broker non-votes on this proposal.

Proposal 3: BB&T Adjournment Proposal

With respect to the BB&T adjournment proposal:

Votes FOR	Votes AGAINST	Abstentions
538,824,908	46,058,279	3,796,949

There were 105,394,956 broker non-votes on this proposal.

With respect to the BB&T adjournment proposal, although the vote was taken, no motion to adjourn was made because the BB&T merger proposal had passed.

ITEM 8.01	Other Events

On July 30, 2019, BB&T issued a press release announcing that BB&T's shareholders approved the BB&T merger proposal and the BB&T name change proposal. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release dated July 30, 2019
101.INS	XBRL Instance Document – the instance document does not appear in the interactive data file because its XBRL tags are embedded within the inline XBRL document.
101.SCH	XBRL Taxonomy Extension Schema.
101.CAL	XBRL Taxonomy Extension Calculation Linkbase.
101.LAB	XBRL Taxonomy Extension Label Linkbase.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase.
101.DEF	XBRL Taxonomy Definition Linkbase.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By:	/s/ Cynthia B. Powell
Cynthia B. Powell
Executive Vice President and Corporate Controller
(Principal Accounting Officer)

Date: July 30, 2019